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                                                                    Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Amkor Technology, Inc.:


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 2000 included in Amkor Technology Inc.'s Form 10-K, as amended, for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/  Arthur Andersen LLP
Arthur Andersen LLP


Philadelphia, PA
April 23, 2002